EXHIBIT 99.3

KOPIN CORPORATION

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following information presents unaudited pro forma condensed consolidated financial data that reflects the acquisition of KTC by Kopin.

The accompanying pro forma condensed consolidated financial statements have been prepared by recording pro forma adjustments to the historical condensed consolidated financial statements of Kopin Corporation. The pro forma condensed consolidated balance sheet as of June 27, 2009 has been prepared as if the KTC acquisition closed on June 27, 2009. The pro forma condensed consolidated statement of operations for the year ended December 27, 2008 and the six months ended June 27, 2009 have been prepared as if the KTC acquisition closed on December 30, 2007 (the beginning of Kopin’s fiscal year 2008).

These pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma condensed consolidated income statements due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 27, 2008 included in our 2008 Form 10-K and our unaudited condensed consolidated financial statements and related notes for the six months ended June 27, 2009 included in our Form 10-Q for the quarter ended June 27, 2009.

The unaudited pro forma condensed consolidated financial statements assume that the acquisition is accounted for using the purchase method of accounting and represents a current estimate based on available information of the consolidated company’s results of operations during the periods presented. As of the date of this document, Kopin has not completed the detailed studies necessary to arrive at the required estimates of the fair market values of KTC assets acquired and liabilities assumed and the related allocations of purchase price. However, Kopin has made certain adjustments to the book values of assets and liabilities of KTC reflecting preliminary estimates of the fair values necessary to prepare the unaudited condensed consolidated pro forma financial statements. The preliminary purchase price allocations assigned value to certain tangible assets. Actual results may differ from this unaudited financial data once Kopin has completed the detailed studies necessary to finalize the purchase price allocations.

KOPIN CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT JUNE 27, 2009

(UNAUDITED)

	Kopin Historical	KTC Historical	Pro Forma Adjustments			Pro Forma Consolidated
ASSETS
Current assets:
Cash and equivalents	$55,848,215	$238,579	—			$56,086,794
Marketable securities, at fair value	49,952,188	—	—			49,952,188
Accounts receivable, net	12,237,574	79,735	—			12,317,309
Accounts receivable, net from unconsolidated affiliates	1,871,618	1,385,910	(1,000,479)	(a	)	2,257,049
Unbilled receivables	1,833,417	—	—			1,833,417
Inventory	12,754,260	660,217	—			13,414,477
Noncurrent assets held-for-sale	—	1,094,795	610,314	(b	)	1,705,109
Prepaid expenses and other current assets	2,645,826	21,185	—			2,667,011

Total current assets	137,143,098	3,480,421	(390,165)			140,233,354
Property, plant and equipment	16,935,743	2,431,401	989,233	(c	)	20,356,377
Intangible assets	—	256,693	(256,693)	(d	)	—
Goodwill	—	—	334,700	(e	)	334,700
Other assets	6,510,908	33,186	—			6,544,094

Total assets	$160,589,749	$6,201,701	$677,075			$167,468,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,765,111	$171,704	—			$6,936,815
Accounts payable to unconsolidated affiliates	990,664	1,335,836	(990,664)	(a	)	1,335,836
Loan payable to Kopin Corporation	—	2,040,977	(2,040,977)	(f	)	—
Advanced receipts - related parties	—	939,031	—			939,031
Accrued payroll and expenses	1,875,675	—	—			1,875,675
Accrued warranty	1,600,000	—	—			1,600,000
Billings in excess of revenue earned	3,017,030	—	—			3,017,030
Liabilities directly related to the noncurrent assets held-for-sale	—	610,314	—			610,314
Other accrued liabilities and professional fees	1,979,751	541,444	—			2,521,195

Total current liabilities	16,228,231	5,639,306	(3,031,641)			18,835,896
Asset retirement obligations	885,049	—				885,049
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—			—
Common stock	718,552	19,224,901	(19,224,901)	(g	)	718,552
Additional paid-in capital	310,915,985	—	—			310,915,985
Treasury stock	(19,852,316)	—	—			(19,852,316)
Accumulated other comprehensive loss	(775,727)	—	—			(775,727)
Accumulated deficit	(150,387,311)	(18,662,506)	21,344,171	(h	)	(149,705,646)

Total Kopin Corporation stockholders’ equity	140,619,183	562,395	2,119,270			143,300,848
Noncontrolling interest	2,857,286	—	1,589,446	(i	)	4,446,732

Total stockholders’ equity	143,476,469	562,395	3,708,716			147,747,580

Total liabilities and stockholders’ equity	$160,589,749	$6,201,701	$677,075			$167,468,525

KOPIN CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 27, 2008

(UNAUDITED)

	Kopin Historical	KTC Historical	Pro Forma Adjustments			Pro Forma Consolidated
Revenues:
Net product revenues	$107,581,841	$6,907,671	($3,459,617)	(j	)	$111,029,895
Research and development revenues	7,223,696	—	—			7,223,696

	114,805,537	6,907,671	(3,459,617)			118,253,591
Expenses:
Cost of product revenues	77,979,570	9,557,761	(5,293,858)	(k	)	82,243,473
Research and development-funded programs	5,075,774	—	—			5,075,774
Research and development-internal	10,898,268	1,483,101	(191,921)	(k	)	12,189,448
Selling, general, and administration	15,980,362	1,550,441	(506,762)	(l	)	17,024,041
Impairment loss	—	8,162,036	—			8,162,036

	109,933,974	20,753,339	(5,992,541)			125,694,772
Income (loss) from operations	4,871,563	(13,845,668)	2,532,924			(6,441,181)
Other income and expense:
Interest income	3,281,297	818	—			3,282,115
Other income	92,872	112,507	—			205,379
Impairment on loans to unconsolidated affiliate	(1,187,937)	—	1,187,937	(m	)	—
Loss on sale of Kenet	(2,690,645)	—	—			(2,690,645)
Other-than temporary impairment of marketable debt securities	(1,252,342)	—	—			(1,252,342)
Other-than temporary impairment of Micrel common stock	(224,280)	—	—			(224,280)
Foreign currency transaction gains (losses)	2,296,222	(172,851)	—			2,123,371
Interest and other expense	(43,912)	(117,235)	—			(161,147)

	271,275	(176,761)	1,187,937			1,282,451

Income (loss) before provision for income taxes, equity losses in unconsolidated affiliates and net (income) loss of noncontrolling interest	5,142,838	(14,022,429)	3,720,861			(5,158,730)
Tax provision	(792,000)	—	—			(792,000)

Income (loss) before equity losses in unconsolidated affiliates and net (income) loss of noncontrolling interest	4,350,838	(14,022,429)	3,720,861			(5,950,730)
Equity losses in unconsolidated affiliates	(1,081,205)	—	824,276	(m	)	(256,929)

Net income (loss)	3,269,633	(14,022,429)	4,545,137			(6,207,659)
Net (income) loss attributable to the noncontrolling interest	(683,153)	—	2,417,774	(i	)	1,734,621

Net income (loss) attributable to the controlling interest	$2,586,480	$(14,022,429)	$6,962,911			$(4,473,038)

Net loss per share:
Basic						($0.07)

Diluted						($0.07)

Weighted average number of common shares outstanding:
Basic						67,876,385

Diluted						67,876,385

KOPIN CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR SIX MONTHS ENDED JUNE 27, 2009

(UNAUDITED)

	Kopin Historical	KTC Historical	Pro Forma Adjustments			Pro Forma Consolidated
Revenues:
Net product revenues	$46,739,358	$2,040,568	($1,674,219)	(j	)	$47,105,707
Research and development revenues	2,965,633	—	—			2,965,633

	49,704,991	2,040,568	(1,674,219)			50,071,340
Expenses:
Cost of product revenues	34,043,495	1,903,783	(1,506,860)	(n	)	34,440,418
Research and development	6,937,439	318,271	(25,642)	(n	)	7,230,068
Selling, general, and administration	7,010,432	513,114	215,767	(l	)	7,739,313

	47,991,366	2,735,168	(1,316,735)			49,409,799
Income (loss) from operations	1,713,625	(694,600)	(357,484)			661,541
Other income and expense:
Interest income	1,264,802	39	—			1,264,841
Other income and expense	210,190	(34,789)	—			175,401
Foreign currency transaction gains	132,583	4,983	—			137,566
Gain on sale of patents	4,112,785	—	—			4,112,785
Other-than temporary impairment of marketable debt securities	(926,630)	—	—			(926,630)

	4,793,730	(29,767)	—			4,763,963

Income (loss) before provision for income taxes, equity loss in unconsolidated affiliate and net loss of noncontrolling interest	6,507,355	(724,367)	(357,484)			5,425,504
Tax provision	(636,000)	—	—			(636,000)

Income (loss) before equity loss in unconsolidated affiliate and net loss of noncontrolling interest	5,871,355	(724,367)	(357,484)			4,789,504
Equity loss in unconsolidated affiliate	(290,658)	—	—			(290,658)

Net income (loss)	5,580,697	(724,367)	(357,484)			4,498,846
Net loss attributable to the noncontrolling interest	15,713	—	174,190	(i	)	189,903

Net income (loss) attributable to the controlling interest	$5,596,410	$(578,697)	$(183,294)			$4,688,749

Net income per share:
Basic						$0.07

Diluted						$0.07

Weighted average number of common shares outstanding:
Basic						67,428,519

Diluted						68,037,103

KOPIN CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	Basis of Presentation

The accompanying pro forma condensed consolidated financial statements have been prepared by recording pro forma adjustments to the historical condensed consolidated financial statements of the Company. The pro forma condensed consolidated balance sheet as of June 27, 2009 has been prepared as if the KTC acquisition closed on June 27, 2009. The pro forma consolidated statement of operations for the year ended December 27, 2008 and the six months ended June 27, 2009 have been prepared as if the KTC acquisition closed on December 29, 2007. These pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates because they give no affect to possible actions the Company might have taken to reduce KTC’s operating losses. In addition these financial statements are based upon estimates of the fair value of KTC’s assets and liabilities which may not be the final fair market values.

The unaudited pro forma condensed consolidated financial statements assume that the KTC acquisition is accounted for using the purchase method of accounting and represents a current estimate based on available information of the consolidated company’s results of operations during the periods presented. As of the date of this document, Kopin has not completed the detailed studies necessary to arrive at the required estimates of the fair market values of KTC assets acquired and liabilities assumed and the related allocations of purchase price. However, Kopin has made certain adjustments to the book values of assets and liabilities of KTC reflecting preliminary estimates of the fair values necessary to prepare the unaudited condensed consolidated pro forma financial statements. The preliminary purchase price allocations assigned value to certain tangible assets. Actual results may differ from this unaudited financial data once Kopin has completed the detailed studies necessary to finalize the purchase price allocations.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and revenues and expenses for the reporting period. Actual results could differ from those estimates.

2.	Acquisition of Equity Interests in KTC

On July 30, 2009, Kopin Corporation (the Company) purchased 19,572,468 shares of Kopin Taiwan Corporation (KTC) common stock for approximately $5,975,000 from KTC. As a result of this transaction and the Company’s previous investments in KTC, the Company owns approximately 79% of the outstanding common stock of KTC. In conjunction with this financing, KTC agreed to repay an outstanding balance of loans due to the Company from KTC in the aggregate amount of approximately $2,000,000. Because the cash paid by the Company was paid to KTC there was no change in the cash balance in the pro forma consolidated total.

Preliminary Purchase Price

The total preliminary purchase price is estimated at $6,648,082, and is comprised of:

Cash consideration	$5,975,414
Fair market value of Kopin’s previously held equity method investment in KTC	672,668

Total preliminary purchase price	$6,648,082

The preliminary allocation of the purchase price, based on management’s estimates, which are subject to change pending finalization was as follows:

Cash and other identifiable assets/ liabilities	$7,902,828
Goodwill	334,700
Noncontrolling interest	(1,589,446)

Total	$6,648,082

3.	Pro Forma Adjustments

Pro forma adjustments necessary to adjust the consolidated balance sheet for the KTC acquisition are below. Previously, the Company had written down its investment in KTC to $0. As a result of the application of Financial Accounting Standards No. 141(R) “Business Combinations”, the Company wrote-up its investment in KTC to fair market value prior to the transaction (see note h). No gain was recorded in the statement of operations for this adjustment.

(a)	To eliminate receivables and payables between the Company and KTC of $990,664 and write-off accounts receivable of $9,815

(b)	Adjust the equipment to be sold to fair market value based upon agreed to sales price.

(c)	Adjust property, plant and equipment to fair market value

(d)	Adjust intangible assets to fair market value

(e)	To record goodwill

(f)	To eliminate the loan payable between the Company and KTC

(g)	To eliminate KTC’s equity in consolidation

(h)	To record the equity impact of the following adjustments:

Adjust assets to be sold to fair market value	$610,314

Write-up the Company’s previous investment in KTC (equity method investment) to fair market value	672,668

Elimination of loan between the Company and KTC	2,040,977

Adjust property, plant and equipment to fair market value	989,233

Record intangible assets at their fair market value	(256,693)

Write-off accounts receivable	(9,815)

Eliminate KTC’s equity in consolidation	17,297,487

Total	$21,344,171

(i)	To record non-controlling interest in consolidation

Pro forma adjustments necessary to adjust the consolidated income statements for the KTC acquisition are below:

(j)	To eliminate intercompany sales transactions between the Company and KTC.

(k)	To eliminate intercompany sales transactions between the Company and KTC of $3,459,617 and adjust depreciation and amortization expense of $2,026,162.

(l)	To reverse bad debt expense recorded by the Company related to receivables from KTC.

(m)	To reverse losses recorded by the Company in conjunction with the Company’s loan to KTC which will be reflected in Kopin Corporation’s statement of operations for the three and nine month periods ending September 26, 2009.

(n)	To eliminate intercompany sales transactions between the Company and KTC of $1,674,219 and adjust depreciation and amortization expense of $141,717.